Exhibit 10.35

DIRECTOR NOMINATING AGREEMENT

THIS DIRECTOR NOMINATING AGREEMENT (this “Agreement”) is made and entered into as of September     , 2014, by and among Civitas Solutions, Inc., a Delaware corporation (the “Company”), and NMH Investment, LLC, a Delaware limited liability company (“NMH Investment”).

WHEREAS, the Company wishes to grant certain director nomination rights with respect to the shares of Common Stock of the Company currently held by NMH Investment, as provided further herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

1. Board Nomination Rights.

(a) From and after the date of the consummation of the initial public offering of the common stock of the Company (the “Initial Public Offering”) and until the provisions of this Section 1 cease to be effective and subject to the terms and conditions of this Agreement, the NMH Investment Majority Holders shall have the right to nominate persons for election to the Board (each a “Nominee”) as follows:

(i) eight (8) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 40% of the total voting power of all the then outstanding Voting Securities, voting as a single class;

(ii) seven (7) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 35% of the total voting power of all the then outstanding Voting Securities, voting as a single class;

(iii) six (6) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 30% of the total voting power of all the then outstanding Voting Securities, voting as a single class;

(iv) five (5) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 25% of the total voting power of all the then outstanding Voting Securities, voting as a single class;

(v) four (4) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 20% of the total voting power of all the then outstanding Voting Securities, voting as a single class;

(vi) three (3) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 15% of the total voting power of all the then outstanding Voting Securities, voting as a single class;

(vii) two (2) of nine (9) of the directors shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 10% of the total voting power of all the then outstanding Voting Securities, voting as a single class; and

(viii) one (1) director shall be nominated by the NMH Investment Majority Holders so long as NMH Investment, Vestar and Vestar’s Affiliates continue to hold Voting Securities representing at least 5% of the total voting power of all the then outstanding Voting Securities, voting as a single class.

(b) The authorized number of directors on the Board shall initially be nine (9). For as long as the NMH Investment Majority Holders shall have any nomination rights under this Section 1, the Company shall not take any action to increase or reduce the size of the Board from nine (9) without the written consent of the NMH Investment Majority Holders. If the size of the Board is increased or reduced, then the number of directors the NMH Investment Majority Holders have the right to nominate at each level of ownership set forth in Section 1(a) shall increase or decrease ratably, so that it is equal to the product of (i) a ratio, which is calculated by dividing the number of directors to be nominated by the NMH Investment Majority Holders specified in the applicable sub-paragraph of Section 1(a) by the total number of directors then serving on the Board, multiplied by (ii) the total number of directors then serving on the Board, rounded up to the next whole number in all cases.

(c) After the NMH Investment Majority Holders cease to have any nominations rights under this Section 1, the Board shall determine the size (i.e., number of Board seats) of the Board in accordance with the Company’s organizational documents.

(d) The representatives designated hereunder by the NMH Investment Majority Holders shall be nominated to serve as a Class I, Class II or Class III director (as defined in the Company’s Certificate of Incorporation), as the case may be. The initial term of each Class I, Class II and Class III director shall expire as set forth in the Company’s Certificate of Incorporation. Any director nominated by the NMH Investment Majority Holders hereunder to fill a vacancy on the Board shall be designated as the same class of director as the director whose termination of services as a director created such vacancy.

(e) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

(f) At every meeting of the Board, or a committee thereof, for which directors are nominated to stand for election by stockholders of the Company, the NMH Investment Majority Holders will have the right to select those persons to be nominated for election to the Board for each Retiring Director that was a prior Nominee of the NMH Investment Majority Holders in accordance with this Section 1.

(g) If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Nominee, the NMH Investment Majority Holders shall be entitled to nominate such person’s successors in accordance with this Agreement and the Board, subject to a determination of the Board in good faith, after consultation with outside legal counsel that such action would not constitute a breach of its fiduciary duties or applicable law, shall fill the vacancy with such successor Nominee.

(h) If a Nominee is not nominated or elected to the Board because of the Nominee’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the NMH Investment Majority Holders shall be entitled to nominate promptly another Nominee and the director position for which such Nominee was nominated shall not be filled pending such nomination.

(i) Notwithstanding anything to the contrary contained herein, at such time as NMH Investment, Vestar and Vestar’s Affiliates hold Voting Securities representing less than 5% of the total voting power of all the then outstanding Voting Securities, voting as a single class, the rights of NMH Investment under this Section 1 shall terminate automatically and cease to have any further force and effect.

2. Company Obligations.

(a) The Company agrees to use its commercially reasonable efforts to assure that (i) each Nominee is included in the Board’s slate of nominees for each election of directors and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(b) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws or (ii) if the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties, applicable law or the New York Stock Exchange listing requirements or violate the Company’s Certificate of Incorporation; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the NMH Investment Majority Holders of the occurrence of such event and permit the NMH Investment Majority Holders to provide an alternate Nominee sufficiently in advance of any Board action, meeting of the stockholders called or written action of stockholders with respect to such election of Nominees and the Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event such alternative Nominee must be designated by the NMH Investment Majority Holders not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of Nominees). The Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee, provided that in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of Nominees.

(c) At any time a vacancy occurs because of the death, disability, resignation or removal of a Nominee, then the Board, or any committee thereof, shall not fill such vacancy until the earliest to occur of (i) the NMH Investment Majority Holders have nominated a successor Nominee and the Board has filled the vacancy and appointed such successor Nominee, (ii) the NMH Investment Majority Holders fail to nominate a successor Nominee within 60 Business Days after receiving notification of the vacancy from the Company, and (iii) the NMH Investment Majority Holders have specifically waived their rights under this Section 2(c).

3. Definitions.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise (other than the Company or any of its subsidiaries).

“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation as the same may be amended from time to time.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“NMH Investment” has the meaning given such term in the preamble.

“NMH Investors” means each of NMH Investment, Vestar and any Affiliate of Vestar that acquires Voting Securities after the date hereof.

“NMH Investment Majority Holders” means the NMH Investors holding a majority in voting power of all of the Voting Securities held by NMH Investors collectively.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Retiring Director” means any director whose term expires at the next annual meeting of the stockholders of the Company pursuant to the terms of the Company’s Certificate of Incorporation.

“Vestar” means, collectively, Vestar Capital Partners V, L.P. and Vestar/NMH Investors, LLC and any investment fund affiliated with Vestar Capital Partners V, L.P. that at any time acquires Common Stock and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement.

“Voting Securities” means capital stock of the Company entitled to vote generally in the election of directors.

4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5. Assignment. This Agreement is not assignable to any third party, except that NMH Investment may assign all or any portion of its rights hereunder to one or more Affiliates of NMH Investment and/or Vestar and any such Affiliate will be entitled to the rights granted hereunder, provided that (i) the Company is given written notice of said transfer or assignment identifying the name of such Affiliate, (ii) such Affiliate assumes in writing the obligations of NMH Investment under this Agreement, and (iii) such Affiliate holds Voting Securities.

6. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The parties hereto expressly agree that Vestar is intended to be a third party beneficiary of Sections 1 and 2. Except as otherwise expressly provided herein, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

7. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Entire Agreement. This Agreement and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective on the date of the consummation of the Initial Public Offering. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

13. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14. Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, MA 02210

Attention: Chief Legal Officer

Facsimile:

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Sanford E. Perl, P.C. and Mark A. Fennell, P.C.

Facsimile: (312) 862-2200

If to NMH Investment:

c/o Vestar Capital Partners V, L.P.

245 Park Avenue

41st Floor

New York, NY 10167

Attention: Chris A. Durbin, Erin Russell and General Counsel

Facsimile: (212) 808-4922

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Sanford E. Perl, P.C. and Mark A. Fennell, P.C.

Facsimile: (312) 862-2200

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

17. Enforcement. The parties hereto covenant and agree that the disinterested members of the Board or the disinterested members of any Board committee so designated by the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above-written.

CIVITAS SOLUTIONS, INC.

By:
Name:
Title:

NMH INVESTMENT, LLC

By:
Name:
Title: